UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 16, 2012
Date of report (Date of earliest event reported)

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525	11-2621692
(Commission File Number)	(IRS Employer Identification No.)

1860 Smithtown Ave., Ronkonkoma, New York 11779
(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed on its report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2012, CVD Equipment Corporation (the “Company’) entered into a certain contract of sale with SJA Industries, LLC (“SJA”), as subsequently amended (the “Contract of Sale”), for the purchase (the “Transaction”) by the Company of the premises located at 355 South Technology Drive, Central Islip, New York 11722 (the “Central Islip Facility”).  On March 16, 2012, the Company closed the purchase of the Central Islip Facility, effective as of March 15, 2012.

In order to avail itself of certain real estate and sales tax abatements, the acquisition of the Central Islip Facility took the form of an assignment of a lease purchase agreement, with fee title continuing to be vested in the Town of Islip Industrial Development Agency (“IDA”).

Additionally, with the intention of deferring taxable gains which the Company anticipates upon the forthcoming sale of its Smithtown Avenue facility, the Transaction was structured as a reverse tax-deferred exchange (a “Reverse 1031 Exchange”) pursuant to Section 1031 of the Internal Revenue Code, as amended. The Company entered into a certain Lease (the “Sub-Lease”), Assignment Agreement and Qualified Exchange Accommodation Agreement (the “Accommodation Agreement”) dated February 9, 2012, with FAE Holdings 411519R, LLC, a New York limited liability company (“FAE”), which qualifies as an Exchange Accommodation Titleholder (as defined in the Sub-Lease) for a Reverse 1031 Exchange.  Pursuant to such agreements, the Company assigned to FAE its rights under the Contract of Sale. FAE entered into a lease purchase agreement, dated March 1, 2012, by and between FAE and IDA, in the Central Islip Facility in order to facilitate a Reverse 1031 Exchange.

On March 15, 2012, pursuant to the Accommodation Agreement, FAE, on behalf of the Company, entered into a loan agreement (the “Loan”) with HSBC Bank USA, N.A. (the “Bank”) in the amount of $6,000,000 which was used to finance a portion of the purchase price to acquire the Leasehold Interest.  The Loan was evidenced by that certain Note, dated March 15, 2012 (the “Note”), by and between FAE and the Bank, and secured by that certain Mortgage, dated March 15, 2012 (the “Mortgage”), by and among IDA, FAE and the Bank.  The Mortgage is recorded against the Central Islip Facility in the Office of the Clerk of Suffolk County, New York.

The Loan shall be payable in 120 consecutive equal monthly installments of $25,000, plus interest.  The Loan shall bear interest for each Interest Period (as defined in the Note), at FAE’s option, at either:  (i) 1.75% above the LIBOR Rate (as defined in the Note), or (ii) a variable rate equal to 0.50% below the Bank’s Prime Rate (as defined in the Note).  The maturity date for the Note is March 15, 2022.

As a condition of the Bank making the Loan, the Company was required to guaranty FAE’s obligations under the Loan pursuant that certain Guaranty, dated March 15, 2012, and that certain Guaranty and Indemnification Agreement, dated March 15, 2012.

The foregoing is subject to, and qualified in its entirely by the terms of the respective agreements.

On March 16, 2012, the Company issued a press release announcing the Transaction.  A copy of the press release is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 2.01           Completion of Acquisition or Disposition of Assets

The disclosure in Item 1.01 above is incorporated herein by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 above is incorporated herein by reference in its entirety.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits.        The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.           Description of Exhibit

99.1	Press Release, dated March 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVD EQUIPMENT CORPORATION

Date: March 16, 2012	/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President,
Chief Executive Officer and Director (Principal Executive Officer)